Exhibit 10.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Cooperation Agreement

“AC cabling system for solar micro-inverter”

between

Phoenix Contact GmbH & Co. KG

Flachsmarktstraße 8

32825 Blomberg

Germany

as well as

Phoenix Contact USA, Inc.

586 Fulling Mill Road

Middletown, PA 17057

HARRISBUG, PA. 17111-0100

USA

-hereinafter “Phoenix Contact”-

and

Enphase Energy Inc.

201 1st Street Suite 11

Petaluma, CA 94952 USA

-hereinafter “ENPHASE”-

-hereinafter singly or jointly referred to as “CONTRACTUAL PARTIES”-

on

the development of an AC cabling system for solar micro-inverter as well as the tools needed for the manufacture of products and the supply of the developed products

Content

Article 1 - Preamble

Phoenix Contact is a company with worldwide operations in the field of electrical connection technology, automation, surge voltage protection and electronic interface systems. ENPHASE is a company specializing in design, manufacturing, and distribution of solar micro-inverter and associated products.

The CONTRACTUAL PARTIES agree to work together to develop and produce unique connectors and cable assemblies to create an AC cabling system for use by ENPHASE for its solar micro-inverter products. In addition the CONTRACTUAL PARTIES agree that ENPHASE shall be generally free to appoint any third parties as supplier for AC cabling systems for use in solar micro-inverter products in terms of a second source supply chain.

Article 2 - Definitions

2.1	“SUBJECT MATTER OF THE AGREEMENT” and/or any activities and development work to be realized by Phoenix Contact in connection with its creation to fulfill this Agreement are specified and/or defined in detail in Annex 1 attached to this Agreement as integral part of the Agreement and mutually agreed between the CONTRACTUAL PARTIES (based on concepts and specifications provided by ENPHASE); the specification shall include details regarding the prototypes and detailed test requirements. These requirements may be added by a detailed specification of the pre serial products.

2.2	“RESULT” are the SUBJECT MATTER OF THE AGREEMENT as well as any working and development results, ideas, know-how, findings and experiences, protectable and non-protectable, in any form as well as all corresponding documents that are created during the realization of the development work on the SUBJECT MATTER OF THE AGREEMENT.

2.3	“INFORMATION” is findings and experiences, protectable and non-protectable, in the field of the SUBJECT MATTER OF THE AGREEMENT, which existed at ENPHASE or at Phoenix Contact before the coming into effect of this Agreement or is created outside the realization of the development work on the “SUBJECT MATTER OF THE AGREEMENT”.

2.4	“CONTRACTUAL PRODUCTS” are the products that are delivered by Phoenix Contact to ENPHASE in series after the acceptance of the SUBJECT MATTER OF THE AGREEMENT by ENPHASE.

2.5	“PREPRODUCTION PROTOTYPES” means parts which will only be used for testing by Phoenix, by ENPHASE, or by independent approval laboratories. The details of the use of the prototypes and what kind of prototypes Phoenix Contact shall deliver to ENPHASE are set forth in Annex 7.

Article 3 - Cooperation between the CONTRACTUAL PARTIES

3.1	Phoenix Contact shall perform the development work on the SUBJECT MATTER OF THE AGREEMENT in accordance with the time schedule listed in Annex 2 as well as by observing any possible roadmap also laid down there.

Should any deviations from the time schedule and/or the roadmap become apparent, Phoenix Contact shall notify ENPHASE promptly by Email or other written communication.

The development work to be performed on the SUBJECT MATTER OF THE AGREEMENT may be assigned to third parties by Phoenix Contact. Phoenix Contact shall bind the third parties to secrecy to an extent that corresponds to the requirements of Article 7. Phoenix Contact shall remain fully responsible to ENPHASE under the terms set forth in this Agreement. Phoenix Contact shall be fully responsible to ENPHASE for any acts of such third parties in violation of the terms of this Agreement.

3.2	ENPHASE shall provide Phoenix Contact with INFORMATION, which from ENPHASE’s point of view is necessary for the development of the SUBJECT MATTER OF THE AGREEMENT and not accessible to Phoenix Contact in any other way, for the duration and the purposes of the development work. The provision of the aforementioned INFORMATION shall be free of charge. Phoenix Contact shall notify ENPHASE in time and in writing if it considers the provided INFORMATION for the performance of the development work on SUBJECT MATTER OF THE AGREEMENT as not sufficient and when which INFORMATION is needed at Phoenix Contact.

3.3	ENPHASE will be entitled to receive all product design information except details of the internal design which is not related to the connector interface in combination with the latching mechanism of the CONTRACTUAL PRODUCT/RESULT and the manufacturing methods used to produce the CONTRACTUAL PRODUCT/RESULT except as provided in section 3.3.4 below. This product design information according to sentence 1 of 3.3 shall specifically include:

3.3.1	A customer drawing that describes the overall features and dimensions of the cable assemblies to be purchased by ENPHASE.

3.3.2	3D models of the external features and dimensions (the envelope) of the trunk cable splice box and of the drop cable connector, in such detail that ENPHASE will be able to import these models into their own design software to do assembly designs and analysis.

3.3.3	2D drawings and 3D models of both connector interfaces, including the contact in combination with the latching mechanism, with basic dimensions and tolerances in sufficient detail that ENPHASE can analyze the connector design for reliability and such that ENPHASE could have another supplier produce connectors that interface with the Phoenix supplied products.

3.3.4	A list of materials used in the construction of the CONTRACTUAL PRODUCTS in such detail, and for the sole purposes of enabling ENPHASE to determine the reliability of the CONTRACTUAL PRODUCTS and to obtain certification of the CONTRACTUAL PRODUCTS from regulatory and approval agencies. ENPHASE shall share all knowledge and experience on materials with Phoenix Contact.

3.4	Phoenix Contact shall provide all information as required by regulatory agencies e.g. CSA.

3.5	The requirements on the SUBJECT MATTER OF THE AGREEMENT can only be modified by mutual agreement of the CONTRACTUAL PARTIES. Any resulting changes in deadlines, milestones and/or remuneration shall also be mutually agreed. Agreements pursuant to this article 3.5 shall be in writing.

3.6	Upon request, Phoenix Contact shall inform ENPHASE of the status of the development work on the SUBJECT MATTER OF THE AGREEMENT and enable an exchange of information with its operators of the SUBJECT MATTER OF THE AGREEMENT at a place to be arranged.

Phoenix Contact shall undertake to explain the RESULT verbally – upon request of ENPHASE also once at ENPHASE site.

When creating the SUBJECT MATTER OF THE AGREEMENT, Phoenix Contact shall apply state of the art science and technology. ENPHASE shall not be entitled to issue instructions to the employees of Phoenix Contact.

3.7	ENPHASE shall execute the acceptance of the RESULT after presentation of the RESULTS by Phoenix Contact in accordance with the Handover and Acceptance Protocol enclosed as Annex 3.

3.8	The CONTRACTUAL PARTIES shall appoint the following persons that will be the contact person for the other CONTRACTUAL PARTY during the performance of the development work on the SUBJECT MATTER OF THE AGREEMENT:

for Phoenix Contact:	Ansgar Engel Phoenix Contact GmbH & Co. KG Flachsmarktstr. 8 32825 Blomberg Germany

for ENPHASE:	Jack Powell Enphase Energy, Inc. 201 1st Street, Suite 300 Petaluma, California 94952 USA

If the contact person of either CONTRACTUAL PARTY changes, it shall inform the other CONTRACTUAL PARTY in writing.

All queries, reports, etc. shall be directed by one CONTRACTUAL PARTY to the other through the respective contact persons.

Article 4 - Development costs

For performing the development work on the SUBJECT MATTER OF THE AGREEMENT, Phoenix Contact shall pay for all design, tooling and production equipment expenses, except as such expenses may be recovered by Phoenix Contact through the remuneration provision in section 8.3.

Article 5 - Changes

5.1	If ENPHASE or Phoenix Contact requires changes to the CONTRACTUAL PRODUCT or the SUBJECT MATTER OF THE AGREEMENT including costs, prices and time schedule, these changes shall be mutually agreed between the CONTRACTUAL PARTIES in writing.

5.2	If Phoenix Contact believes that requirements of ENPHASE or other circumstances, for which ENPHASE is responsible, lead to increased work and have effects on the agreed deadlines and/or the roadmap and/or the remuneration, Phoenix Contact shall notify ENPHASE. If Phoenix Contact requires such an adjustment, the CONTRACTUAL PARTIES shall then agree on adequate adjustment of the remuneration and/or an adjustment of the deadlines and/or the roadmap in writing, if any.

Article 6 - Rights to RESULT

6.1	For knowledge including property rights and copyrights that already were available at ENPHASE before the beginning of the development, and that are needed for the performance of the development, ENPHASE shall grant Phoenix Contact a non exclusive, irrevocable, cost-free right of use. This right of use shall only be for the design and manufacturing of CONTRACTUAL PRODUCTS for ENPHASE.

6.2	Upon its creation, namely during the development or planning in the respective processing stage, the non-protectable inventions or ideas that are contained in the RESULT in its embodied form and the corresponding documents shall become the property of Phoenix Contact with the right to any worldwide use and exploitation. If the RESULT is embodied in drawings, models, reports, data carriers, samples and any other objects, these shall pass into the sole and unlimited ownership of Phoenix Contact upon their creation, namely in the respective processing state. The foregoing shall apply for all of the non-protectable inventions or ideas except the non-protectable inventions or ideas that are contained in the design connector interface in combination with the latching mechanism according to Annex 8 and the trunk and drop wiring design according to Annex 8. The CONTRACTUAL PARTIES agree that the overall wiring concept according to Annex 8 shall be available in any case for both CONTRACTUAL PARTIES without any limitations.

Phoenix Contact may not make the design connector interface according to Annex 8 available to any customer other than ENPHASE.

For this aforementioned non-protectable inventions or ideas (design connector interface in combination with the latching mechanism according to Annex 8 and the trunk and drop wiring design according to Annex 8) ENPHASE shall have all ownership rights, including the right to any worldwide use and exploitation. If this is embodied in drawings, models, reports, data carriers, samples and any other objects, these shall pass into the sole and unlimited ownership of ENPHASE upon their creation, namely in the respective processing state.

6.3	If the RESULT is protected by copyrights or any other non-transferable property rights of ENPHASE or third party the real author of ENPHASE or the third party shall irrevocably grant Phoenix Contact the exclusive right upon creation of the RESULT, solely to be assigned by Phoenix Contact and unlimited in time, context and location, to use and exploit the RESULT itself in unchanged or changed form in all known kinds of use and without any territorial restrictions. This right shall especially include the rights of use to copy the RESULT itself. This right shall only be for the design, manufacturing and selling of CONTRACTUAL PRODUCTS to ENPHASE.

6.4	As far as protectable inventions or ideas are contained in the RESULT, Phoenix Contact shall be entitled to apply for property rights at its own discretion and in its name - by mentioning the inventor of ENPHASE in accordance with the respectively effective statutory provisions - in any countries, to maintain them or to abandon them at any time - except the protectable inventions or ideas that are contained in the design connector interface in combination with the latching mechanism according to Annex 8 and the trunk and drop wiring design according to Annex 8 and the overall wiring concept. For this aforementioned protectable inventions or ideas (design connector interface and the trunk and drop wiring design according to Annex 8 and the overall wiring concept according to Annex 8) that are contained in the RESULT ENPHASE shall be entitled to apply for property rights at its own discretion and in its name - by mentioning the inventor of Phoenix Contact in accordance with the respectively effective statutory provisions - in any countries, to maintain them or to abandon them at any time. The CONTRACTUAL PARTIES shall promptly inform each other of an invention created in connection with the realization of the development work on the SUBJECT MATTER OF THE AGREEMENT. As far as one of the CONTRACTUAL PARTIES needs explanations, documents or any other support from the other party for the application, processing and protection of property rights due to such inventions, the respective CONTRACTUAL PARTY shall promptly provide them and/or grant them to the other party upon request. Each CONTRACTUAL PARTY shall bear its own costs and expenses in this case.

6.5	As far as Phoenix Contact and/or a partner of Phoenix Contact necessarily makes use of INFORMATION or protectable or non-protectable inventions or ideas of ENPHASE when using and exploiting (including manufacture and sale) the RESULT, ENPHASE shall herewith grant Phoenix Contact a cost-free right of use, unlimited in time and location, to the corresponding INFORMATION to the extent necessary for the use of the RESULT as well as for the manufacture and delivery of CONTRACTUAL PRODUCTS for ENPHASE. Part of the INFORMATION are in particular comprehensive rights of use to already generated property rights of third parties, which are needed by Phoenix Contact within this project and which have to be granted by ENPHASE. This right of use contains the right to grant sublicenses for the INFORMATION. This right of use shall only be for the design, manufacturing and selling of CONTRACTUAL PRODUCTS for ENPHASE.

6.6	The CONTRACTUAL PARTIES shall duly take care that it acquires the rights to the inventions or ideas of its employees contained in the RESULT as far as necessary pursuant to the provisions that apply to respective CONTRACTUAL PARTY, and to assign them to the respective CONTRACTUAL PARTY.

6.7	Furthermore, the respective CONTRACTUAL PARTY shall ensure through corresponding contractual provisions with its employees that the rights to the RESULT in accordance with Article 6 exclusively and unlimited in location, context and time and without any additional costs pertain to the respective CONTRACTUAL PARTY, and that these rights will not be affected by the termination of agreements between the respective CONTRACTUAL PARTY and its employee.

6.8	The use of any Intellectual Property (including but not limited to Patents or design patents) of Phoenix Contact to create the RESULT or to produce the CONTRACTUAL PRODUCTS shall not constitute any kind of license or right of use to ENPHASE except to the extent necessary for ENPHASE to make use of the CONTRACTUAL PRODUCTS.

Article 7 - Tools

7.1	ENPHASE and Phoenix Contact agree that Phoenix Contact directly retains sole ownership of the manufactured tools and production equipment upon their creation, namely in the respective processing state.

7.2	Phoenix Contact agrees that it shall never use ENPHASE tooling or specialized equipment to manufacture products similar to the CONTRACTUAL PRODUCTS for any other customer. Any usage of ENPHASE tooling or specialized equipment by Phoenix Contact to manufacture any products for any customer other than ENPHASE shall constitute a material breach of this Agreement and will entitle ENPHASE to terminate this Agreement without the payment of any remuneration to Phoenix Contact and without incurring any other liability.

Article 8 - Delivery/Purchase quantities, Pricing and Delivery Schedule

8.1	After acceptance of the development, Phoenix Contact shall provide ENPHASE with the CONTRACTUAL PRODUCTS.

8.2	The series delivery of CONTRACTUAL PRODUCTS is effected pursuant to the provisions of this Agreement according to the provisions for RESULTS and SUBJECT MATTERS OF THE AGREEMENT (especially Article 11, 12, 13). The CONTRACTUAL PARTIES agree that no General Business Terms will be applied.

8.3	The prices for the CONTRACTUAL PRODUCTS as well as the delivery conditions are defined in Annex 6. Price changes shall be according to the provisions in Annex 6. The CONTRACTUAL PARTIES agree on a minimum purchase quantity of [***] connectors and [***] splice boxes during 5 years after acceptance of the RESULT. If the minimum purchase quantity is not purchased by ENPHASE within such time, then Phoenix Contact shall be entitled to claim for the following remuneration not purchased:

[***] (US $[***]) for [*] to [***] pieces (connector and splice box) per part.

[***] (US $[***]) for [***] to [***] pieces (connector and splice box) per part.

ENPHASE shall inform Phoenix Contact promptly of its intent to cease purchasing under this Agreement. In such case, ENPHASE shall additionally purchase finished or semi finished CONTRACTUAL PRODUCTS and raw material to use up any raw material purchased for ENPHASE CONTRACTUAL PRODUCTS. This shall not exceed three (3) months of forecasted quantities, if not otherwise agreed between the CONTRACTUAL PARTIES.

8.4	The CONTRACTUAL PARTIES agree herewith on a specific price for PREPRODUCTION PROTOTYPES including the costs of prototype tools as agreed by the parties as stipulated in Annex 7.

8.5	The CONTRACTUAL PARTIES have agreed on a schedule that includes dates for specification definition, design, design approval, prototype design, prototype construction, production tooling, and approval for production and which is attached as Annex 2.

8.6	Phoenix Contact agrees that the prices which Phoenix Contact charges ENPHASE shall always be no greater than those which Phoenix Contact charges any other customer for similar products.

Article 9 - Secrecy

The non-disclosure agreement (Annex 5) between the CONTRACTUAL PARTIES effective as of 16 April 2010 is an integral part of this Agreement. Notwithstanding the term set forth in the non-disclosure agreement, the CONTRACTUAL PARTIES agree that it shall remain valid until the end of five (5) years after termination or expiration of this Agreement. Secrecy obligation will be applicable in particular to INFORMATION and product design information.

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Article 10 - Promotion

With the prior written approval of ENPHASE, Phoenix Contact shall be entitled to advertise the CONTRACTUAL PRODUCT as customer-specific product in all areas after the series release (flyer, press release, catalogs, brochures, exhibition panels, etc.) as well as exhibit the CONTRACTUAL PRODUCT at trade fairs, amongst others. In addition, with the prior written approval of ENPHASE, Phoenix Contact shall be entitled to promote this cooperation.

Article 11 - Quality defects

11.1	Phoenix Contact warrants that the CONTRACTUAL PRODUCTS shall be free of any quality defects in design, materials and workmanship for a period of [***] months. The warranty period shall begin with the acceptance and/or, in case of the CONTRACTUAL PRODUCTS, with the transfer of risk. Phoenix Contact shall not be held liable regarding the PREPRODUCTION PROTOTYPES and pre serial products for Quality defects. This limitation of liability shall not apply, if Phoenix Contact acts with intent and for especially agreed quality guarantees as well as for damages to the body or material damages to privately used objects in accordance with the Product Liability Act.

11.2	If quality defects appear during the period of limitation, Phoenix Contact shall at its discretion either remedy them or re-deliver the RESULT free of defects (subsequent performance). If in this connection quality defects are again detected, ENPHASE shall be entitled to first, demand another remedy of defects or re-delivery from Phoenix Contact at its discretion and only after a renewed unsuccessful remedy of defects or re-delivery

(i)	withdraw from the Agreement or

(ii)	reasonably reduce the remuneration agreed in accordance with Article 4 or

(iii)	effect the remedy of defects itself or have it effected or

(iv)	demand compensation for damages.

Any further or other claims or rights of ENPHASE due to quality defects do not exist.

11.3	The CONTRACTUAL PARTIES agree on a Quality assurance Agreement as set forth in Annex 4.

11.4	Epidemic Failure: In the event that CONTRACTUAL PRODUCTS under warranty have the same or similar functional defect during a time period of three (3) months and the number of defected CONTRACTUAL PRODUCTS exceed [***] of the quantity delivered within this time period, this

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

shall be an “Epidemic Failure” as mentioned in the following. The term “Epidemic Failure” shall exclusively apply to delivered CONTRACTUAL PRODUCTS with a number of pieces of more than ten thousand (>10.000) during three (3) months. If either CONTRACTUAL PARTY learns of the existence or likely existence of an Epidemic Failure, then such CONTRACTUAL PARTY will inform the other CONTRACTUAL PARTY as soon as possible. The CONTRACTUAL PARTIES shall then work together to jointly devise a containment action plan. As soon thereafter as reasonably possible, the CONTRACTUAL PARTIES will develop a corrective action plan to remedy the Epidemic Failure. Phoenix Contact shall use its best efforts to implement such remedy as quickly as possible at Phoenix Contact’s own expense, which efforts shall include receiving all shipments of affected Product back (freight collect), repairing or replacing all such affected Products in accordance with the agreed remedy devised by the Parties, shipping the repaired or replaced Products back to ENPHASE at Phoenix Contact’s expense, and implementing the agreed remedy in all newly manufactured Products. Phoenix Contact shall be responsible for the reasonable following costs and expenses actually incurred and substantiated as a result of all aspects of implementing the agreed remedy on the affected Products: reasonable costs of the retrieval, packing, shipping and transportation of such Products, and the re-deployment of repaired or replacement Products (including all labor, consulting, contractor and the like charges, incurred by ENPHASE, only if Phoenix Contact has agreed in writing that ENPHASE is allowed to do the aforementioned activities). For the avoidance of doubt all damages defined in Article 11.4 shall be direct damages and shall be subject to Article 14.2.

Article 12 - Material Breach

In the event of any material breach of its obligations hereunder committed by either of the CONTRACTUAL PARTIES, the other CONTRACTUAL PARTY shall promptly provide written notice to breaching CONTRACTUAL PARTY as to the existence and nature of such material breach. If the breaching CONTRACTUAL PARTY fails to remedy the material breach within sixty (60) days following its receipt of such notice from the other CONTRACTUAL PARTY (or fails to reasonably commence such remedy within sixty (60) days in the event that a complete remediation during such time is not possible), then the other CONTRACTUAL PARTY may immediately terminate this Agreement without any further liability to the other CONTRACTUAL PARTY, including but not limited to ENPHASE’s obligation to purchase the minimum purchase quantities as noted herein, in the event of a material breach by Phoenix Contact.

Article 13 - Deficiencies in title

Phoenix Contact warrants that the RESULT developed by it as well as the CONTRACTUAL PRODUCTS are free of any rights of third parties and that the use of the CONTRACTUAL PRODUCTS as well as the RESULT and/or the information of Phoenix Contact does not infringe rights of third parties, especially property rights. Phoenix Contact shall, at its own expense, defend, indemnify, and hold ENPHASE, its employees and agents harmless against all claims, actions and suits for all reasonable and verifiable losses, costs, expenses, damages (including reasonable and verifiable costs and expenses incurred by ENPHASE subcontractors and customers of ENPHASE, to the extent that ENPHASE is responsible for such amounts), claims, demands and/or liabilities (including but not limited to reasonable attorneys’ fees) that result from any actual or alleged (i) infringement or misappropriation of any patent, trademark, copyright, trade secret or other proprietary right by the CONTRACTUAL PRODUCT. For the sake of clarification any costs, expenses and damages that are assessed by a court of law shall be deemed reasonable. For the sake of clarification Phoenix Contact shall have sole authority to retain counsel and defend against such claim, except in the event that ENPHASE subcontractors or customers require legal representation and Phoenix Contact does not agree to counsel and defend such parties. If the use of such CONTRACTUAL PRODUCT is (or in Phoenix Contact’s opinion, is reasonably likely to be) enjoined or otherwise encumbered by such claim, then Phoenix Contact shall at its own discretion either: (a) procure for ENPHASE the right to use such CONTRACTUAL PRODUCT; which allows ENPHASE the right to sell the CONTRACTUAL PRODUCTS to its customers, or, (b) modify such CONTRACTUAL PRODUCT in a manner mutually agreed between the CONTRACTUAL PARTIES so as to avoid any claim of infringement; or, if neither of the foregoing options (a) or (b) is available after using best efforts, then (c) replace such CONTRACTUAL PRODUCT with an equally suitable replacement that is acceptable to ENPHASE and that is free of any infringement. If none of the foregoing options (a), (b) or (c) is available after using best efforts, then Phoenix Contact shall refund to ENPHASE all amounts paid by ENPHASE for such CONTRACTUAL PRODUCTS. The foregoing remedies are nonexclusive.

Phoenix Contact will have no obligation to indemnify ENPHASE, its employees and agents for claims under Sections 11 or 13 to the extent such claims arise due to: (i) ENPHASE’s combination of CONTRACTUAL PRODUCTS or Services with other products; or (ii) the application of the CONTRACTUAL PRODUCT itself, or (iii) ENPHASE’s unauthorized modification of the CONTRACTUAL PRODUCTS; or (iv) ENPHASE’s usage of the CONTRACTUAL PRODUCT in other than the mutually intended use.

Article 14 - Limitation of Liability

14.1	WITH THE EXCEPTION OF ANY BREACH OF ITS SECRECY OBLIGATIONS HEREUNDER, NEITHER OF THE CONTRACTUAL PARTIES SHALL BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, PUNITIVE, INDIRECT, OR SPECIAL DAMAGES OR LIABILITIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO BUSINESS INTERRUPTION, LOST PROFITS, LOSS OF USE, LOSS OF OPPORTUNITIES OR LOSS OF DATA, UNDER ANY THEORY OF LIABILITY AND EVEN IF SUCH PARTY WERE ADVISED OF THE LIKELIHOOD OF SUCH DAMAGES OR LIABILITIES.

14.2	PHOENIX CONTACT’S LIABILITY FOR DAMAGES RELATING TO INDEMNIFICATION, INCLUDING THAT OF DEFICIENCIES IN TITLE, SHALL BE LIMITED TO THE MAXIMUM AMOUNT OF FIVE MILLION UNITED STATES DOLLARS (US $5,000,000.00) PER CALENDAR YEAR.

PHOENIX CONTACT’S LIABILITY FOR DAMAGES RELATING TO EPIDEMIC FAILURE SHALL BE LIMITED TO THE MAXIMUM AMOUNT OF ONE MILLION UNITED STATES DOLLARS (US $1,000,000.00) PER CALENDAR YEAR.

FOR ALL OTHER DAMAGES, ESPECIALLY BUT NOT LIMITED TO DAMAGES DUE TO QUALITY DEFECTS AND DELAY, EACH CONTRACTUAL PARTY’S AGGREGATE LIABILITY UNDER THIS AGREEMENT IS LIMITED TO THE AMOUNT OF FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US $500,000.00) PER DAMAGE CASE, UP TO A MAXIMUM AMOUNT OF ONE MILLION UNITED STATES DOLLARS (US $1,000,000.00) PER CALENDAR YEAR.

THIS SECTION DOES NOT LIMIT EITHER CONTRACTUAL PARTY’S LIABILITY FOR BODILY INJURY OF A PERSON, DEATH, PHYSICAL DAMAGE TO PROPERTY, INTENTIONAL ACTS AND CLAIMS ACCORDING TO THE PRODUCT LIABILITY ACT.

14.3	AS FAR AS THE LIABILITY OF EACH CONTRACTUAL PARTY IS EXCLUDED OR LIMITED, THE PROVISIONS OF THIS ARTICLE 14 SHALL ALSO APPLY TO EMPLOYEES, WORKERS, REPRESENTATIVES AND PERFORMING AGENTS OF EACH CONTRACTUAL PARTY.

Article 15 - Force Majeure

15.1	Neither party shall be liable for the non-fulfillment of one of its contractual duties to the extent that the non-fulfillment is based on a circumstance beyond its control, including but not limited to one of the following reasons:

operational disruptions, strikes, lockouts, official regulations, shortages of raw materials, difficulties in energy supply, mobilization, riots, etc, even if they occur at suppliers of Phoenix Contact or their sub-suppliers.

15.2	In case of an event of force majeure as described in Section 15.1, the CONTRACTUAL PARTIES are entitled to postpone the delivery and/or the performance by the duration of the obstruction plus an adequate start-up time, if necessary and they shall resume performance as soon as possible. If the CONTRACTUAL PARTIES are not be able to resume performance during one hundred (100) days after the occurrence of the force majeure event, either of the CONTRACTUAL PARTIES may terminate the Agreement fully or partly due to the not yet performed part.

Article 16 - Coming into effect, duration, other

16.1	This Agreement shall come into effect upon its signature and be effective for five (5) years. It shall then always be extended for an additional year if it is not cancelled by written notice provided not less than three (3) months prior to the end of the then current term of the Agreement.

16.2	This Agreement can be terminated by either CONTRACTUAL PARTY without prior notice by registered letter if a composition proceeding, bankruptcy or insolvency proceeding is brought by or against the other CONTRACTUAL PARTY, if such proceedings are not dismissed within sixty (60) days.

16.3	The provisions in Article 6, 7, 8 (except volume commitment), 9, 10, 11, 13 and 14 shall continue to be effective even after the expiration or termination of this Agreement regardless of the cause of such expiration or termination.

16.4	Any modifications, supplements, amendments and termination notices in respect to this Agreement shall be in writing. The obligation of a written form can only be renounced in writing.

16.5	As far as an explication according to 16.4 has to be made “in writing” or “in written form” pursuant to this Agreement, this explication must be signed by the person or persons authorized for the due and proper representation of the respective CONTRACTUAL PARTY by his own hand in his own name or by notarially certified initials or notarized and be transmitted to the other CONTRACTUAL PARTY as original as pdf-scan or fax. Any other explication, that has to be in writing in respect to this Agreement, may be made also in electronic form e.g. Email.

16.6	If a provision of this Agreement is or becomes invalid, it shall not affect the validity of the other provisions of this Agreement. The provision shall rather be replaced by a regulation that is permitted by law and comes closest to the original provision in its economic content.

Article 17 - Applicable Law/Place of Jurisdiction

17.1	For this Agreement, the laws of Switzerland shall apply exclusively. The provisions of the Vienna UN Convention for Contracts on International Sale of Goods of 11 April 1980 (UN Purchase Law) are excluded.

17.2	All disputes arising from or in connection with this Agreement, including all questions regarding its creation, its validity and its termination, shall be finally decided according to the rules of arbitration of the International Chamber of Commerce (ICC) by three (3) arbitrators pursuant to the mediation and arbitration body of the ICC. Each party shall appoint an arbitrator for confirmation at the organisation in charge according to the applicable rules (appointment authority). The two appointed arbitrators shall appoint the third arbitrator within 30 days. In the event the two arbitrators cannot agree on a third arbitrator within this period, the organisation shall appoint him. If several defendants are involved in the legal dispute, the appointment of an arbitrator through the defendants has to be coordinated among the defendants. In the event the defendants cannot agree on such a common appointment within the period determined by the organisation, the legal proceedings against them shall be separated. The place of jurisdiction shall be Harrisburg, Pennsylvania, USA. Court language shall be English.

Phoenix Contact GmbH & Co. KG	Phoenix Contact USA, Inc.

Blomberg, 19.10.2010	Harrisburg, 26-10-2010

Helmut Friedrich	Jack Nehlig
Vice President Head of Business Unit Device Connection Technology	President

Enphase Energy Inc.

Petaluma, 7 Dec 10

Paul Nahi CEO

Specification (annex 1)

Enphase AC Wiring System

This technical Specification includes the Enphase ERD Rev 16 and CSA-Testplan Rev 0.7

Change Historie PxC:

Name	Historie / Comments	Version	Date
Ansgar Engel	Start with ERD Rev12 / CSA Testplan Rev 0.7	V01	29.07.2010
Ansgar Engel	New ERD EE Rev 13	V02	29.07.2010
Ansgar Engel	New ERD EE Rev 16; Canncel EE cost target in this document.	V03	19.10.2010
Ansgar Engel	Chapter 4.3 Add. Information for primarily shipping cap Chapter 4.8 Add. Information for SpliceKit	V04	21.10.2010

Table of Contents

Table of Contents		2
Table of Tables		3
Table of Figures		3
Revision History EE ERD		4
Revision History EE ERD		4
Revision History, Continued		5
1	Premise	6
2	References	6
2.1	Internal	6
2.2	External	7
2.2.1	US standards	7
2.2.2	EN/IEC Standards	8
2.2.3	Other	8
3	Application	9
3.1	Overview	9
3.2	Product line up	10
3.2.1	Trunk Cable Assemblies	10
3.2.2	Drop Cable Assembly	13
4	Specifications	14
4.1	Generic Requirements, High Level Goals	14
4.1.1	Lifetime expectancy	14
4.1.2	Environmental Conditions	14
4.1.3	RoHS	14
4.1.4	Defect rate	14
4.2	Common Requirements for Splice Box and Drop Connectors	15
4.2.1	Splice Box, Trunk Welds, and Drop Connector Contact Resistance	16
4.3	Splice Box Connector	17
4.3.1	Splice Box Marking, Molded into Splice Box, Visible from Outside	19
4.3.2	Splice Box Labeling	20
4.3.3	Splice Box Sealing Cap Labeling, Molded into Sealing Cap	20
4.4	Drop Connector Requirements	21
4.4.1	Racking System Compatibility	22
4.4.2	Drop Connector Labeling	23
4.5	Drop Cable Assembly, Chassis Penetration Overmold	24
4.6	Cable requirements	25
4.6.1	Trunk and Drop Cable Jacket Labeling	26
4.7	Accessories	27
4.7.1	Cord Grip	27
4.7.2	Trunk Cable Termination	27
4.8	Splice Kit	28
5	Cost	29
6	CSA Test Elements	29
6.1	CSA Test Elements and Standards	29
6.2	Required Enphase Test Cases	29
6.3	Acronyms	30
7	Signatures PxC and EE	31

Table of Tables

Table 1 - Revision History	4
Table 2 - Revision History, Continued	5
Table 3 - Trunk Cable Configuration	10
Table 4 - Splice Box Pitch dimensions	18
Table 5 - NA and EU Color Code	25
Table 6 - Splice Box and Drop Connector Pin Assignment	25
Table 7 - Required Enphase Test Cases	29

Table of Figures

Figure 1 - Enphase Energy System	9
Figure 2 - Rotating Phase Application	11
Figure 3 - Non-Rotating Phase Application	11
Figure 4 - Single Phase Trunk and Drop Application	12
Figure 5 - Three Phase Trunk, Single Phase Drop Application	12
Figure 6 - Contract Resistance Schematic	16
Figure 7 - Splice Box Dimensions	17
Figure 8 - Splice Box Pitch Along Trunk Cable	17
Figure 9 - Drop Connector Dimensions	21
Figure 10 - Drop Cable Dimensions	24

Revision History EE ERD

Version	Date	Author	Comments

1.0	1/7/10	Martin Fornage	Original Draft

1.1	2/18/10	Mark Baldassari	Updated per review

1.2	2/23/10	Mark Baldassari	Updated vendor distribution

1.3	4/18/10	Mark Baldassari	Synchronize revision with Knowledge Tree

1.4	4/18/10	Mark Baldassari	Update following discussions with Phoenix Contact

1.5	4/27/10	Mark Baldassari	Update UL version numbers, removing all references to press-fit, correct creepage/clearance specification, change mW to milliohms, and remove references to strain relief boots.

1.6	5/3/10	Mark Baldassari	Update voltage descriptions in Table 2, updated Drop Cable length specification, updated HiPot requirements in Section 4.2, added date code spec to Section 4.3.2, updated CSA Test Elements to agree with PV document.

1.7	5/10/10	Mark Baldassari	Added UL 2238. Table 2; changed voltage rating to 480 V, deleted “future”. Updated 4.1.2, 4.1.4, 4.2, 4.3, 4.5. Added 4.2.1

1.8	5/19/10	Mark Baldassari	2.2.1 Removed UL 498, kept UL 1703. 2.2.2 Removed IEC61730. Updated 4.2 UL 1977 Type 1A and Type 2, left pull test alone pending discussion with CSA. Keeping Galvanic index, need input from PxC on actual number. Updated 4.2.1 resistances. Left figure 8 unchanged. Kept 4.7.1. Deleted quantity requirement in section 5. Updated connector dimensions

1.9	6/4/10	Mark Baldassari	3.2.1 - Removed 277/480 V 3-Phase from first row. Changed rated voltage to 600 V. 4.2 - Increased HiPot test voltages in compliance with 600 V rated voltage.

1.10	6/9/10	Mark Baldassari	Added more Internal Reference Documents. Updated section 6 to match CSA test plan. Updated 4.3 include different pitch dimensions, added cable tie specs, added biodegradable IP54 sealing cap.

1.11	7/7/10	Mark Baldassari	Updated Table 3. Added section 4.4.1 Racking Systems. Added Figure 6. Section 4.3 updated cable tie dimensions. Added requirement for Biodegradable Material. Updated CSA and Enphase Test Elements to match PV/CSA test plan

1.12	7/22/10	Mark Baldassari	Removed Tie-Wrap requirements under 4.3. Added more requirements for Biodegradable sealing cap. Option to add vendor logo to splice box, drop connector, and splice kit. Section 6.3 added IEC 61215 paragraph 10.13.

Continued Next Table

Table 1 - Revision History

Revision History, Continued

Version	Date	Author	Comments
1.13	7/28/10	Mark Baldassari	Section 4.2 only one HiPot Voltage/Time combination needs to be tested. Added Figure 12 Drop Cable Dimensions to Section 4.6. Removed full load requirement for IEC61215 Sect. 10.13. Clarify 155.7 N on cables, 89 N on connectors. Removed Country of Origin requirement. Added tests for the terminator and splice kit

1.14	10/06/10	Mark Baldassari	Modified the following sections; 3.2.1, Table 2, all the figures is section 3.2.1, section 3.2.2, section 4.3, section 4.3.1, section 4.4, section 4.4.1, section 4.5, section 4.6, section 4.6.1, section 4.7.2, section 4.7.2.1, section 4.8, section 6. Added insertion/extraction forces to section 4.4

1.15	10/15/10	Mark Baldassari	Updated Table 3, Removed requirement for text or picture on how to disconnect Drop from Splice, Simplified cable labeling requirements in section 4.6.1.

1.16	10/18/10	Mark Baldassari	Updated Section 4.4, changed insertion force requirement. Changed “shall” to “should”. Found corrupted link for “Drop Cable Drawing.” Recreated graphic.

Table 2 - Revision History, Continued

1	Premise

The AC wiring system is required to connect AC modules or Microinverters (single or TwinPacks) to the grid. This document provides requirements for this cable system.

2	References

2.1	Internal

Marketing Requirements Document (MRD) for the Enphase Trunk and Drop Cabling

Link to Knowledge Tree; SystemAC Wiring System MRD.doc

This Document: ETD Enphase Trunk and Drop AC wiring system ERD

Link to Knowledge Tree; EnphaseAcWiringSystemErd.doc

Product Verification Team, CSA Test plan

Link to Knowledge Tree; ETD CSA Testplan.doc

Hardware Engineering Test Plan

Link to Knowledge Tree; EtdHwTestPlan.doc

2.2	External

2.2.1	US standards

NEC 2008	ANSI/ NFPA 70 National Electric Code

UL 94	Tests for Flammability of Plastic Materials for Parts in Devices and Appliances

UL 486, A, B, 1st Edition	Standard for Wire Connectors and Soldering Lugs for Use with Copper Conductors

UL 514 B, C, 3rd Edition	Non Metallic Outlet Boxes, Flush Device Boxes, and Covers

UL746 A	Polymeric Materials - Short Term Property Evaluations

UL746 B	Polymeric Materials - Long Term Property Evaluations

UL746 C	Polymeric Materials - Used in Electrical Equipment Evaluations

UL746 D	Polymeric Materials - Fabricated Parts

UL 1703, 3rd Edition	Flat Plate Photovoltaic Modules and Panels

UL 1741, 2nd Edition	Inverters, Converters, Controllers and Interconnection System Equipment for Use with Distributed Energy Resources

UL 1977, 2nd Edition	Component Connectors for use in Data, Signal, Control and Power Applications

UL 1277, Nov 14, 2001	Standard for Electrical Power and Control Tray Cables with Optional Optical-Fiber Members

UL 2238	Cable Assemblies and Fitting for Industrial control and Signal Distribution

UL 6703	Connectors for use in Photovoltaic Systems

2.2.2	EN/IEC Standards

IEC 60529, Edition 2.1	International Standard, Degree of Protection Provided by Enclosures

IEC 60664-1	Insulation coordination for equipment within low-voltage systems

IEC 61215	Crystalline silicon terrestrial photovoltaic (PV) modules - Design qualification and type approval

IEC 61727	Terrestrial Photovoltaic [PV] Power Generation Systems - General and Guide

EN 62109	Safety of Power Converters for use in Photovoltaic Power Systems

2.2.3	Other

Annex 4	Quality Test Plan

3	Application

3.1	Overview

The AC wiring system is used to connect PCUs or ACMs to branch circuit wiring. This 3rd generation wiring system works on a ‘trunk and drop’ system. This system contrasts with the previous ‘in-line’ cabling in that the AC flow for a branch no longer flows through each PCU, but instead is connected via a separate inverter cable which is then ‘tee’d’ to the branch.

Figure 1 - Enphase Energy System

In addition to Neutral and Ground, trunks carry one, two or three phases depending upon the application. Trunk sections will be built using a long ‘reel’ of trunk cabling – this will be a cable with drop connectors installed at regular intervals. This will allow an installer to simply cut a length of trunking cable to the appropriate length for the installation.

The trunk is ultimately connected to a junction box at the upstream side by cutting back the exterior insulator, stripping the wires bare for field termination, and running them through a strain relief and into a junction box for termination.

The last element to the AC wiring system is the cable terminator, which provides a means to safely, reliably and easily terminate a cut length of trunk cable in the outdoor environment.

3.2	Product line up

3.2.1	Trunk Cable Assemblies

The product range is described below:

	Market	Connections	Trunk		Drop
Application			Current Rating	Voltage Rating	Current Rating	Voltage Rating	Connector Keying
120/208 V 3-Phase	NA	Figure 2	[***]	[***]	[***]	600 V	[***]
120/240 V Split Phase 120/208 V 3-Phase	NA	Figure 3	[***]	[***]	[***]	600 V	[***]
230 V Single Phase Trunk and Drop	EU	Figure 4	[***]	[***]	[***]	600 V	[***]
230/400 V 3-Phase Trunk, Single Phase Drop	EU	Figure 5	[***]	[***]	[***]	600 V	[***]

Table 3 - Trunk Cable Configuration

Notes:

•	NA is North America, EU is Europe

•	The compatibility levels show compatibility of different connectors

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Figure 2 - Rotating Phase Application

Figure 3 - Non-Rotating Phase Application

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Figure 4 - Single Phase Trunk and Drop Application

Figure 5 - Three Phase Trunk, Single Phase Drop Application

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.2.2	Drop Cable Assembly

The drop cable assemblies are attached to the inverter. The length of the Drop Cable can vary from 400 mm to 1050 mm depending on the application. For a Microinverter application, the length is 400 mm long. For the ACM application the length is 1050 mm long. The assembly includes a Drop Connector, Drop Cable, Chassis penetration Overmold, and PCB solder pins or wires. The wires shall be prepared solder tinned. Stripped or semi-stripped is not acceptable. The length of the PCB solder pins, or wires, may vary in length depending on the application.

4	Specifications

4.1	Generic Requirements, High Level Goals

4.1.1	Lifetime expectancy

The product shall be designed for a 25 year, targeted lifetime.

4.1.2	Environmental Conditions

The product will be used in an outdoor situation, subjected to direct UV radiation, wide temperature ranges, humidity, wind driven rain, salt fog, and other tests as defined in the Test Plan

•	The temperature range is from -40 C to +65 C.

•	All cable shall be rated to +90 C dry and +75 C wet

•	All externally exposed components shall be rated for direct UV exposure as specified under UL 746 C, F1 Rating

•	The mated connector pairs and splice box with sealing cap shall be rated to IEC 60529, protection class, IP 67.

4.1.3	RoHS

All components and material shall be RoHS compliant.

4.1.4	Defect rate

See Quality Plan – Annex 4 as part of the contract

4.2	Common Requirements for Splice Box and Drop Connectors

•	The connector shall be locking

•	A tool shall be required for disconnection.

•	A single handed release is required

•	Connectors shall be polarized

•	The Protective Earth contact shall be “make first, break last.”

•	Connectors of different circuits shall not be capable of being mated (keyed.)

•	The connectors shall meet the relevant touch safe requirement per UL 1977, Section 10.2

•	The connectors shall meet the creepage/clearance distances per UL 1977, Type 1A for interface between the Splice Box and Drop Connector. And Type 2 for the Splice Box.

•	The connectors shall meet the creepage/clearance distances per IEC 60664-1, Overvoltage Category III, Rated Impulse Voltage 4 kV, and Pollution Degree II.

•	The connector pins shall be numbers or pin 1 indicated with a unique, visible marking

•	The connectors shall be water proof per IEC 60529 IP67 when mated and during the pull tests at any angle

•	The connector shall pass the IEC 61215 tests paragraphs 10.11, 10.12 and 10.13

•	IEC 61215 paragraph 10.11, Thermal Cycling Test, may be substituted with TC200

•	IEC 61215 paragraph 10.12, Humidity Freeze Test, may be substituted with HF10

•	IEC 61215 paragraph 10.13, Damp Heat Test, shall be performed

•

The connector shall pass the HiPot testing from each wire to each wire per Enphase Energy requirements, based on 600 V working volts, plus 10%. All four test voltage and time below are equivalent. Therefore, only one test voltage/time combination needs to be validated.

600V*(1.1)*2+1000 =	2320 VAC for 60 seconds
(600V*(1.1)*2+1000)*sqrt (2) =	3281 VDC for 60 seconds
(600V*(1.1)*2+1000)*1.2 =	2784 VAC for 1 second
(600V*(1.1)*2+1000)*sqrt (2)*1.2 =	3937 VDC for 1 second

•	The connectors shall be constructed with materials that meet the flammability requirements UL 94 V0.

•	The connectors shall be rated for “disconnect under load” per UL 1977, Section 15, using Enphase Energy inverters for a minimum of 250 cycles.

•	The wires shall be connected permanently to the contacts with a welded, crimped or insulation displacement non reversible method

•	The contact resistances between the Splice Box and Drop Connector shall be less than 5 milliohms at the maximum rated current and temperature

•	The galvanic index of metal to metal interfaces shall be less than 0.15V

•	All cables shall be protected by strain relief features

4.2.1	Splice Box, Trunk Welds, and Drop Connector Contact Resistance

•	The contact resistance shall be measured across various points in the circuit. Refer to Figure 6.

•	The resistance shall be less than [***] milliohms from A to B

•	The resistance shall be less than [***] milliohms from C to D, from C to B, or from D to B

•	The resistance shall be less than [***] milliohms from A to D or from A to C

Figure 6 - Contract Resistance Schematic

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.3	Splice Box Connector

•	The maximum Splice Box Connector dimension shall be 118 mm long x 60 mm tall x 20 mm thick. Including the IP67 Sealing Cap, 32 mm thick.

Figure 7 - Splice Box Dimensions

•	The pitch between Splice Box Connectors shall be made for the following applications; 300 mm pitch, 1025 mm pitch, and 1700 mm pitch.

Figure 8 - Splice Box Pitch Along Trunk Cable

Pitch Type	Typical Application	Dimension A	Dimension B
300 mm	Manufacturing Test	600 mm +/- 30 mm	300 mm +/- 30 mm
1025 mm	ACM or PCU	2050 mm +/- 45 mm	1025 mm +/- 45 mm
1700 mm	Dually	3400 mm +/- 45 mm	1700 mm +/- 45 mm

Table 4 - Splice Box Pitch dimensions

•	The Cable running through the Splice box shall meet a mechanical stress (pull test) with [***].

•	On some cables there shall be a periodic built-in phase rotation to the drop. See Table 3 - Trunk Cable Configuration

•	An IP67 Sealing Cap shall be provided for the Splice Box Connector.

•

A Shipping Cap shall also be provided and be made out of Biodegradable materials. Series Production in 2011 shall start with a primalery shipping cap until the Biodegradable Cap is complete for the Series Production beginning 2012.

•	The material shall be usable for up to one year, as installed, in a high humidity environment, up to [***] to [***], out of direct contact with water.

•

Series Production in 2011 shall start with a primarily shipping cap until the development of a Biodegradable Shipping Cap is completed. This development requires extensive materials investigation as well as prototyping and design approval from ENPHASE. Therefore, it is not possible to determine a definite date that the biodegradable solution will be ready for series production. After design approval from ENPHASE, test pre-production samples would be available in 12 calendar weeks.

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.3.1	Splice Box Marking, Molded into Splice Box, Visible from Outside

•	Text: IP67

•	Enphase Energy logo, CSA US Logo, and CE Mark. No color is required.

•	Optionally, vendor logo is permitted.

•	Text: “WARNING: Use only with Enphase Energy products in accordance with Enphase Energy Installation Manual”

•	Date Code indicating when connector was made; YYMM

•	Tool identification number for injection mold

•	Text or a unique symbol shall be present to indicate pin one.

•	The housing shall display a mark indicating the material type used. This information will be used to indicate how to recycle the material.

4.3.2	Splice Box Labeling

•	Date code for when the assembly was built, year and week, YYWW

•	Full Enphase Part number, base number plus revision, xxx-xxxxx-xx.

•	For rotating phase applications, i.e. 120/208 V three phase, the connector shall have a three distinct letter marking for each phase connection; A, B, and C.

•	For non-rotating phase application, i.e. 120/240V split phase, a distinctive letter mark is not required. If one is provided, the letter shall be the same.

•	Voltage rating for the cable shall be marked, either;

(1)	120/208 and 277/480 V 3-Phase

(2)	120/240 V Split Phase

(3)	230/400 V 3-Phase

4.3.3	Splice Box Sealing Cap Labeling, Molded into Sealing Cap

The following labels shall be molded into the housing and visible when mated to the Splice Connector.

•	Enphase Energy Logo. No color is required.

The following labels shall be molded into the housing. It is not required to be visible when mated to the Spice Connector

•	Date Code indicating when the part was created

•	Tool identification number for injection mold

•	The housing shall display a mark indicating the material type used. This information will be used to indicate how to recycle the material.

4.4	Drop Connector Requirements

•	The insertion and extraction forces of the drop connector, while mating and un-mating the splice box should be less than [***].

•	The maximum Drop Connector dimension shall be 61 mm deep x 62 mm wide x 20 mm thick including the connector and the drop cable.

Figure 9 - Drop Connector Dimensions

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.4.1	Racking System Compatibility

The cabling system shall be easily mounted in rack systems that the Enphase Microinverter is compatible with. Please reference the racking compatibility list at http://www.enphaseenergy.com/downloads/EnphaseAppNote RackingCompatibility.pdf

4.4.2	Drop Connector Labeling

•	The following labels shall be molded into the housing and visible when mated to the Splice Connector.

•	Text: IP67

•	Enphase Energy logo, CSA US Logo, and CE Mark. No color is required.

•	Optionally, vendor logo is permitted.

•	Tool identification number for injection mold

•	Text or a unique symbol shall be present to indicate pin one.

•	The housing shall display a mark indicating the material type used. This information will be used to indicate how to recycle the material.

4.5	Drop Cable Assembly, Chassis Penetration Overmold

•	The Overmold shall provide a seal to the chassis to eliminate potting compound from leaking during the assembly process.

•	Overmold size and shape may vary depending on the final application.

•	The Drop Connector when mated to the Splice Box shall meet the mechanical stress (pull test) requirements per UL 1741

•	The Cable connected to the Drop Connector and Chassis Penetration Overmold shall meet a mechanical stress (pull test) with 155.7 N.

•

The length of the Drop Cable shall vary from 400 mm to 1050 mm depending on the application. For a Microinverter application, the length is 400 mm long. For the ACM application the length is 1050 mm long.

Figure 10 - Drop Cable Dimensions

•	The Chassis Penetration Overmold shall support the PCB connections or wire leads to be soldered into the board.

•	The Drop Cable shall make an electrical connection to the PCB using solder techniques.

4.6	Cable requirements

•	The cables shall comply with the relevant standard and bear the relevant rating such as TC-ER for the North American version.

•	The trunk cable conductors shall be color coded appropriately:

Market	L1	L2	L3	N	PE
US	Black	Red	Blue	White	Green or Green/Yellow

EU	Brown	Black	Grey	Blue	Green/Yellow

Table 5 - NA and EU Color Code

•	The Drop cable can optionally use the same color code as the Trunk cable. If uniform color is used, such as all black, markings shall be added to identify the conductor number

•	The cable shall be flexible. The minimum bend radius shall be 10 times the cable outside diameter.

•	The wire arrangement shall be as such:

Wire position	1	2	3	4
4 conductor (future)	L1	PE	L2	N

3 conductor (future)	—	PE	L2	N

Table 6 - Splice Box and Drop Connector Pin Assignment

•	Minimum wire gauges shall be 12 AWG and 18 AWG for the trunk and drop wires respectively.

4.6.1	Trunk and Drop Cable Jacket Labeling

•	The following is an example of the text that shall be present on the cable jacket. Label is per UL and CSA requirements.

4.7	Accessories

4.7.1	Cord Grip

An off-the-shelf cord grip is required to provide IEC60529 IP67 protection at the user provided junction box.

4.7.2	Trunk Cable Termination

A device to terminate a cut length of trunk cable is required which will meet electrical, environmental and lifespan requirements for the system. This device must be installable without use of specialized or power tools (i.e. screwdriver, wrench is acceptable, custom crimp tool or power drill is not).

The Trunk Cable Terminator must meet the same test levels as the Splice Box for the timve pertinent specifications listed below.

•	Mechanical Stress Test (pull test) of 155.7 N.

•	445 N Crush Test

•	HiPot

•	Cold Impact

•	IP67

4.7.2.1	Trunk Cable Termination Connector Labeling

•	Text shall be molded into Cable Termination body

•	Enphase Energy logo, CSA US Logo, and CE Mark. No color is required

•	Optionally, vendor logo is permitted.

•	Other descriptive labeling may be provide on the packaging.

4.8	Splice Kit

A device or system to splice the trunk cable in the event of damage or provide length extension shall be provided. The spliced cable will still meet relevant standards and code. The trunk cable will be cut to fit and installed into a customer site, and it will not be acceptable to remove the whole cable in the event of damage.

In addition, it is highly desired that the repair device/system provide the capability to connect two lengths of trunk and drop cable while still adhering to relevant standards and code.

The Splice Kit must meet the same test levels as the Splice Box for the five pertinent specifications listed below.

•	Mechanical Stress Test (pull test) [***]

•	[***]

•	HiPot

•	Cold Impact

•	IP67

Splice Kit concepts utilizing two different termination methods were provided by PHOENIX CONTACT and are being evaluated by ENPHASE. One method utilizes screw termination and the second design uses a spring contact. After design approval from ENPHASE, testable pre-production samples would be available according the following estimated schedules

Splice Kit with screw contacts requires [***] calendar weeks for first pre-production parts (series grade tooling but not fully tested by the PHOENIX test labs)

Splice Kit with spring contacts requires [***] calendar weeks for first pre-production parts (series grade tooling but not fully tested by the PHOENIX test labs)

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5	Cost

See the Prices in the Annex 6 Document “Annex 6 Products, Pricing and Delivery Conditions”

6	CSA Test Elements

Below is an example of the test elements, and is for reference only. The actual test requirements are specified in the following document;

6.1	CSA Test Elements and Standards

See the CSA Testplan Rev 0.7

6.2	Required Enphase Test Cases

Tests Conducted by Enphase	Standard/Requirement	Notes

Leakage Current Test	UL 1703 Sec 21	Splice, connectors

Bonding Path Resistance Test	UL 1703 Sec 25	Splice, connectors

IP 67 Environmental tests	IP 67	Splice, connectors

IEC 61215, Damp Heat	IEC 61215, Section 10.13, Damp Heat Test, +85 °C, 85% RH, 1000 Hrs.	Splice, connectors

Table 7 - Required Enphase Test Cases

6.3	Acronyms

AC	Alternating Current
ACM	AC module
AVG	Average
CEC	California Energy Commission
CSA	Canadian Standards Association
DC	Direct Current
EFT	Electric Fast Transient
EMI	Electro Magnetic Interference
ERD	Engineering Requirements Document
ESD	Electro Static Discharge
ESR	Equivalent Series Resistance
ETD	Enphase Trunk and Drop Cabling System
EU	Europe
L1	Line 1
L2	Line 2
L3	Line 3
MRD	Marketing Requirements Document
MPPT	Maximum Power Point Tracking
N	Neutral
N	Newtons
NA	North America
NRTL	Nationally Recognized Testing Laboratory
PCB	Printed Circuit Board
PCU	Power Conversion Unit
PE	Protective Earth
PV	Photo-Voltaic
PV	Product Verification
PV Module	Photo Voltaic Module (colloquially, a ‘solar panel’)
RMS	Root Mean Square
RoHS	Restriction of Hazardous Substances
STC	Standard Test Conditions
TBD	to Be Determined

7	Signatures PxC and EE

Phoenix Contact GmbH & Co. KG	Phoenix Contact GmbH & Co. KG

Blomberg, 2010-10-29	Blomberg, 2010-11-02

Karl-Paul Tölke	Dr. Thomas Beier

Chief Spezialist Laboratory Quality and Process Technology Business Unit Device Connection Technology	Head of DCT Development Department

Phoenix Contact ..	Phoenix Contact ...

Harrisburg, Oct. 26, 2010	Harrisburg, Oct. 26, 2010

Name Michael Peppler	Name

Function Business Unit Director	Function

Enphase Energy Inc.	Enphase Energy Inc.

Petaluma, 7 Dec 10	Petaluma,

Name Paul Nahi	Name

Function President & CEO	Function

annex 2 = Roadmap / Schedule	Confidential!	Cooperation Agreement “AC cabling system for solar micro-inverter”

Comments:

EE order and EE design freeze series is completed in KW34

UL-listing be done by enphase

shipping time per air freight = 1 week

shipping time per container: Flex USA = 39 days and Flex China = 45 days

Detailed descriptions for preproduction parts in the contract annex 6 and PP-slide “20100719_suncal_description pre production”

ramp up of series production will start in CW12/2011

project schedule is updated with EE team in design review meeting (13.07.2010)

Enphase acknowledges schedule, but schedule does not meet needs.

Enphase needs first series parts by no later than           CW01/11 (1/7/2011)

Enphase needs CSA ready prototypes by no later than CW38/10 (9/23/2010)

Description of preproduction parts (Sample C)

Functionality and safety of parts is tested

An additional label on each part with “Sample C” and “manufacture date”

Trunk cable with four and five conductors possible

Cables will be shipped in series packaging

Following exceptions are possible:

Products will not be fully qualified per CSA testplan by PxC. Note: full tested prototypes require additional 5 weeks of test time

Production processes are not fully validated per process capability studies.

Deviations of the specification are possible

Phoenix Contact GmbH & Co. KG	Enphase Energy Inc.

Blomberg, 19.10.2010	Petaluma, 7 Dec 10

/s/ Helmut Friedrich	/s/ Paul Nahi
Helmut Friedrich Vice President Head of Business Unit Device Connetion Technology	Paul Nahi CEO

EE	=	Enphase
PxC	=	Phoenix Contact

Phoenix Contact GmbH Co. KG
DCT. projects. A. Engel	1/1

Annex 4

Quality Assurance Agreement

I. Scope of Agreement

1.	This Agreement shall apply exclusively to the CONTRACTUAL PRODUCTS outlined in the Cooperation Agreement (Annex 6), which are delivered by Phoenix Contact on the basis of the orders Phoenix Contact receives and accepts from ENPHASE during the term of this Agreement.

2.	The products shall be in compliance with the mutually agreed descriptions (specifications, Supplier data sheets, drawings).

II. Quality Assurance and Environmental Management

1.	Phoenix Contact shall maintain a quality management system which meets ISO 9001 and ISO 14001. Phoenix Contact shall also manufacture and test the products in accordance with the stipulations of such quality management system.

2.	If Phoenix Contact receives production or test equipment, software, services, materials or other supplies from third parties for the manufacture or quality assurance of its products, Phoenix Contact shall ensure that these are in compliance with its quality management system, whether it be by contract with these parties or through carrying out itself such tests as are necessary to assure compliance with its quality management system.

3.	Phoenix Contact shall keep records of aforementioned quality assurance procedures and especially those relating to measured values and test results. Phoenix Contact shall maintain these records in an appropriate manner and for a period of not less than three (3) years. Phoenix Contact shall allow ENPHASE, upon request, to inspect the records and product samples for the CONTRACTUAL PRODUCTS.

4.	Phoenix Contact shall mark all CONTRACTUAL PRODUCT with a date code label and version number. Additionally, Phoenix Contact shall mark each plastic component with the date code of manufacture.

5.	The CONTRACTUAL PRODUCTS shall exhibit a FIT’s rate not to exceed that which is calculated in accordance with SR-332 or equivalent industry standard. Phoenix Contact shall perform a reliability analysis and submit calculated results to ENPHASE within 60 days of design completion.

6.	Product DPPM shall not exceed the following agreed-upon targets during all phases of the product lifecycle including inspection, installation, deployment and operation. The quality targets are listed in Annex A.

7.	Materials, Processes, and Design shall be selected to support the service life of at least [***], and Phoenix Contact acknowledges that it must be able to demonstrate empirical data that validates this requirement, upon request. This requirement is met by performing a product-specific quality inspection and test plan agreed upon with ENPHASE.

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Annex 4

III. Phoenix Contact’s Obligation to Provide Proof and Information to ENPHASE

1.	Phoenix Contact shall, upon reasonable request, allow ENPHASE to inspect and verify its compliance with the quality assurance measures set forth in Section II above. Phoenix Contact shall therefore, after prior agreement of the Parties on the date of such an inspection, grant ENPHASE reasonable access to its business premises of the CONTRACTUAL PRODUCTS and shall make available a member of its staff for the duration of the inspection visit. Phoenix Contact may deny access to and inspection of classified manufacturing methods and other industrial secrets.

2.	Phoenix Contact shall make no changes to the CONTRACTUAL PRODUCTS, Specifications, manufacturing process, or testing procedures or criteria used in manufacturing of the CONTRACTUAL PRODUCTS, if such changes would affect, or would likely affect, the CONTRACTUAL PRODUCT’S form, fit, or function, unless ENPHASE has provided its prior written approval of such change, with such approval not to be unreasonably withheld or delayed.

3.	Should Phoenix Contact note an increase in deviations in the real quality of CONTRACTUAL PRODUCTS already delivered or in the process of being delivered from the mutually agreed specifications (i.e. a reduction in quality), Phoenix Contact shall immediately notify ENPHASE thereof and of the measures Phoenix Contact plans to take to remedy such a problem.

4.	Phoenix Contact shall ensure, whether by identification of the CONTRACTUAL PRODUCTS, or, if such is impossible or impractical, by other suitable means, that, in case defects are detected in a CONTRACTUAL PRODUCT, Phoenix Contact can readily determine whether any other CONTRACTUAL PRODUCTS have been affected and identify them. Phoenix Contact shall inform ENPHASE about its identification system or other measures which it has taken in order to enable the latter to carry out its own investigations, if necessary. In doing so, the traceability can only be ensured if ENPHASE provides the corresponding information as regards the material number, order, delivery slip number and/or the corresponding batch and/or serial number. ENPHASE is obliged to provide these data. If these details cannot be provided Phoenix Contact shall be released from its duty for traceability.

IV. Receiving Inspection by ENPHASE

1.	Upon delivery of the CONTRACTUAL PRODUCTS, ENPHASE or its representative shall promptly confirm that they accurately correspond to the purchase order quantity and type and whether there is any apparent damage resulting from their transport or any other visible defect.

2.	If, during such inspection, ENPHASE or its representative notes any apparent damage or defect or any non-conformity with the ordered quantity and type, it shall promptly notify Phoenix Contact thereof. If ENPHASE or Buyer’s representative notes some damage or defect at a later date, it shall also promptly report this to Phoenix Contact. Upon receiving notice of such damage, defect or non-conformity, Phoenix Contact shall promptly remedy such.

Annex 4

3.	No failure by ENPHASE to detect any defect or damage to the CONTRACTUAL PRODUCTS and notify Phoenix Contact as described in this Section IV shall serve to release Phoenix Contact from its warranty obligations as set forth in this Agreement.

V. Quality Assurance Representative

Each of the CONTRACTUAL PARTIES hereby designates its quality assurance representative below, who shall represent it on quality assurance matters related to this Agreement. This representative shall make any decisions relating to such quality assurance issues. Should either of the CONTRACTUAL PARTIES replace its quality assurance representative, it shall promptly notify the other CONTRACTUAL PARTY of such replacement in writing. The quality assurance representatives are listed in Annex A.

Phoenix Contact GmbH & Co. KG	Phoenix Contact GmbH & Co. KG

Blomberg, 25.10.2010	Blomberg, 2010-10-19

Karl-Paul Tölke	Dirk Drühe
Chief Spezialist Laboratory Quality and Process Technology Business Unit Device Connection Technology	Head of QW-PI

Enphase Energy Inc.

Petaluma, 7 Dec 10

Paul Nahi
CEO

Annex 4

Annex A

1. DPPM Targets

2011 – [***]

2012 – [***]

2013 – [***]

2014 – [***]

2. Quality Assurance Representatives

	Buyer		Seller
Quality agreement	Name	Don Cassity	Name	Dirk Drühe
	Department:		Department:	Head of QW-PI
	Telefon:	(707) 763-4784 x-7108	Telefon:	+49-5235 / 3-41860
	Telefax:		Telefax:	+49-5235 / 3-41829
	E-Mail:	dcassity@enphaseenergy.com	E-Mail:	ddruehe@phoenixcontact.com

Complaint management	Name	Don Cassity	Name	Bernd Hoppe
	Department:		Department:	Head of QW-BM
	Telefon:	(707) 763-4784 x-7108	Telefon:	+49-5235 / 3-41674
	Telefax:		Telefax:	+49-5235 / 3-40541
	E-Mail:	dcassity@enphaseenergy.com	E-Mail:	bhoppe@phoenixcontact.com

BU Technician	Name	Don Cassity	Name	Karl-Paul Tölke
	Department:		Department:	Department: Director Quality Assurance BU DCT
	Telefon:	(707) 763-4784 x-7108	Telefon:	+49-5235 / 3-41314
	Telefax:		Telefax:	+ 49-5235 / 3-40002
	E-Mail:	dcassity@enphaseenergy.com	E-Mail:	kptoelke@phoenixcontact.com

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Annex 4

Phoenix Contact GmbH & Co. KG	Phoenix Contact GmbH & Co. KG

Blomberg, 2010-10-25	Blomberg, 2010-10-19

Karl-Paul Tölke	Dirk Drühe
Chief Spezialist Laboratory Quality and Process Technology Business Unit Device Connection Technology	Head of QW-PI

Enphase Energy Inc.

Petaluma, 7 Dec 10

Paul Nahi
CEO

Annex 5	SAP-Dokumenten-Nr.

NON-DISCLOSURE AGREEMENT

Between

Enphase Energy

201 1st Street

Petaluma, CA 94952

United States of America

- hereinafter referred to as “Enphase ”-

and

Phoenix Contact GmbH & Co. KG

Flachsmarktstraße 8

32825 Blomberg

Germany

Phoenix Contact Holdings, Inc.

586 Fulling Mill Road

Middletown, PA 17057

HARRISBURG, PA. 17111-0100

United States of America

- both hereinafter referred to as “Phoenix Contact”-

- hereinafter singly or jointly referred to as “Contractual Partners” -

the following Agreement is concluded:

Preamble

The Phoenix Contact Group develops, produces and sells innovative products and systems of electrical connection and automation technology worldwide.

The company has long-term and comprehensive process know-how for in-house development and manufacturing.

In connection with talks on the project “Enphase AC wiring system ERD” (“Purpose”), the contractual partners shall provide each other with information.

Within this Purpose it is necessary that Phoenix Contact and/or an affiliated company as well as/or subsidiaries of Phoenix Contact and Enphase pass on information to the other contractual partner. To guarantee an open cooperation within this Purpose the following shall be agreed as regards the imparted information:

1. Confidential are all information, documents, data and/or knowledge, especially technical and/or economic information, construction documents, specifications, drawings, samples, prototypes, test results and/or any other know how (hereinafter “Confidential Information”) that is made available by one contractual partner to the other contractual partner within the aforementioned Purpose and that refer to former, present or future activities of the contractual partner or any affiliated company in the area of research, development, production methods, procedures, technologies, products, company management and trade for this purpose. Confidential Information can be conveyed or provided for inspection verbally or in writing; as sample, prototype, electronic or visual data formats of any kind or in any other embodiment. Confidential Information comprise also all copies, all material generated by themselves and summaries made hereof.

The disclosing contractual partner is not obligated to confidentiality as regards his own Confidential Information imparted to the receiving contractual partner. The Confidential Information is confidential solely for the receiving contractual partner, in fact only as regards the Confidential Information imparted by the disclosing contractual partner. This Confidential Information may be passed on without restrictions to third parties by the disclosing contractual partner.

2. Confidential Information is and remains property of the disclosing contractual partner.

3. The contractual partners have to properly keep all Confidential Information passed on by the other contractual partner and shall not disclose it to any third partner. Confidential Information, however, may be passed on to third parties if the fulfilment of contractual obligations by one contractual partner makes this imperative. Before Confidential Information is distributed by the receiving contractual partner the written consent to the distribution has to be obtained from the disclosing contractual partner. With such a necessary disclosure to third parties, this third party is committed to secrecy to the same extent as the contractual partners under this Agreement. The information may not be used for any other objective than for achieving the Purpose of the cooperation. Third parties in terms of this Agreement are not the affiliated companies and subsidiaries of Phoenix Contact pursuant to the preamble. A distribution of Confidential Information through Phoenix Contact to these companies is permitted.

4. The contractual partners undertake to return all received Confidential Information on request of the respective disclosing contractual partner, or to destroy it on written request after the termination of this Agreement. The same also applies to Confidential Information stored, processed electronically or visually, copied or duplicated. The above mentioned regulations only apply to routinely compiled backup copies of Confidential Information, which was exchanged electronically, as well as Confidential Information or copies thereof, which have to be retained and/or stored by the receiving contractual partner or their advisors in compliance with the terms of applicable law or internationally accepted accounting guidelines, insofar that this Confidential Information has to be returned or destroyed on written request of the disclosing contractual partner at the end of the respective compulsory retention period.

5. Confidential Information is not information that

a.	at the time of it’s transmission was already common knowledge;

b.	at the time of it’s transmission was already known to the other contractual partner;

c.	became common knowledge after it’s transmission without the assistance of the other contractual partner;

d.	was made accessible by third parties to the other contractual partner legally and without any restriction regarding non-disclosure or usage after it’s transmission;

e.	may be disclosed upon written approval of the other contractual partner;

f.	have been developed by the receiving contractual partner independently and without recourse to Confidential Information or in accordance with the exceptions stipulated under paragraph 5 a – e.

The contractual partner who refers to the exception has to prove the existence of its prerequisites.

The contractual partners may disclose Confidential Information from the other contractual partner as far as the receiving contractual partner is obligated to do so due to an official or judicial directive or any mandatory legal regulations provided the contractual partner obliged to the disclosure immediately informs the other contractual partner about it beforehand for the purpose of exercising his rights, and the contractual partner committed to the disclosure makes any reasonable effort to ensure that the Confidential Information is dealt with confidentially. Confidential Information disclosed in such a way has to be marked as “confidential” by the contractual partner obliged to the disclosure.

6. Licences and/or rights for using and/or transferring any patents, rights of use, brands, samples, intellectual property or any other property rights shall not be granted neither expressly nor implied by this Agreement. The receiving contractual partner shall especially not be entitled to file an application for patents or other property rights with and/or on the basis of Confidential Information he obtained. In the event the receiving party was granted patents or other property rights contrary to the aforesaid these must be transferred to the issuing contractual partner free of charge upon the initial request. Furthermore, the assignment of Confidential Information does not constitute any rights for prior use for the receiving contractual partner.

7. The contractual partners shall make sure that the confidential material is only made available to those employees who are indispensable for fulfilling the Purpose. The appointed employees are also committed to a corresponding equivalent secrecy obligation unless there has already been a basic obligation to secrecy within the employment contract.

8. A warranty or liability as regards accuracy, freedom from errors, absence of property rights of third parties, completeness and/or usability of the Confidential Information shall be excluded as far as legally permitted.

9. This Agreement becomes effective upon signature by both contractual partners and ends after one year without needing notice of termination. This Agreement will be prolonged by another year if the contractual partners have not concluded their cooperation at the end of the respective one-year term in accordance with the preamble. The provisions of this Agreement shall remain effective even after the termination of this Agreement for a period of 5 years. A cancellation of this Agreement is not possible.

10. If a contractual partner gets insight into production processes or any other company secrets of the other contractual partner that should not be disclosed and which were made known to him within audits or through business relations, the non-disclosure agreement shall be valid for audit results, documents and other company findings unlimited in time beyond the term of this Agreement.

11. No ancillary verbal agreements have been made. Any amendments and/or supplements to this Agreement must be made in writing to become legally effective. This formal requirement can only be waived in mutual agreement and in writing. None of the contractual partners can transfer this Agreement or individual rights or duties under this Agreement to third parties without the written consent of the other contractual partner, unless otherwise agreed between the contractual partners in this Agreement.

12. All disputes arising in connection with this Agreement or its validity shall be finally settled in accordance with the Arbitration Rules of the German Institute for Arbitration e.V. (DIS) without recourse to the ordinary courts of the law. The Arbitration Tribunal may also decide on the validity of this Arbitration Agreement with binding effect for the state-run courts. The place of arbitration is Paderborn, Germany. The Arbitration Tribunal consists of three arbitrators. The applicable law is German Law. The language of the arbitral proceedings is English.

13. Should individual provisions of this Agreement be ineffective or non-feasible or contain any regulatory gaps this will not affect the validity of the other provisions. Instead of the ineffective or non-feasible provision, that effective and feasible provision will be considered as agreed that comes closest to the meaning and purpose of the ineffective or non-feasible provision.

Petaluma, 7 APRIL 2010	Blomberg, 18-3-2010

/s/ Mark Baldassari	/s/ H. Friedrich
Enphase Energy	Phoenix Contact GmbH & Co. KG

Mark Baldassari	H. Friedrich
(Signer in printed letters)	(Signer in printed letters)

Middletown, April 16, 2010

/s/ Mike Peppler
Phoenix Contact Holdings, Inc.

Mike Peppler
(Signer in printed letters)

Annex 6 Products, Pricing and Delivery Conditions (Rev. 05.11.2010)

1. CONTRACTUAL PRODUCTS and Pricing

The following prices will be used to determine cable assembly prices. All prices do not include packaging or shipping costs.

a) Cable Connector and Splice Box	Photo	Price
Drop Cable Connector with Grommet and wire organizer		$[***] (only valid by buying an equivalent number of splice boxes)

Four-conductor Drop Cable AWG 18/4		$[***]/meter

Splice Box for Four-Conductor Cable; without cable		$[***] (only valid by buying an equivalent number of drop cables)

Splice Box for Five-Conductor Cable; without cable		$[***] (only valid by buying an equivalent number of drop cables)

Four-conductor Trunk Cable AWG 12/4		$[***]/meter

Five-Conductor Trunk Cable AWG 12/5		$[***]/meter

Temporary / shipping cap for splice box. This will be applied to all splice boxes. a) soft cap (not biodegradable) b) polyamide cap (not biodegradable)		$[***] $[***]

b) Accessory	Photo	Price
5 Pole Cable Terminator		$[***]

5 Pole Splice Kit for Trunk Cable (present design status)	TBD	$ [***]

Disconnect Tool / Handtool a) color code 3000 (standard red) b) color code 4004 (EE orange)		$ [***] $ [***]

IP67 Sealing Cap for Trunk Cable Splice Boxes		$ [***]

Enphase is obligated to buy all accessories for the installation of the CONTRACTUAL PRODUCTS from Phoenix Contact. This liability will cease as soon as the relevant specified minimum purchase quantities as listed below has been reached or surpassed

5 Pole Cable Terminator	400,000 pcs.
5 Pole Splice Kit for Trunk Cable	220,000 pcs.
Disconnect Tool / Handtool	200,000 pcs.
IP67 Sealing Cap for Trunk Cable Splice Boxes	200,000 pcs.

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

c) Sample cable assembly calculations:

Trunk cable AWG  12/4 or AWG  12/5 with n splice (total eff. cable length = n × L)

Cable	No. of Splice boxes		eff. cable length L [m]		total eff. cable length [m]		Cable price per m			price Splice box			total price Trunk cable
AWG 12/4	[***	]	[***	]	[***	]	$	[***	]	$	[***	]	$	[***	]
AWG 12/5	[***	]	[***	]	[***	]	$	[***	]	$	[***	]	$	[***	]

2. Pricing Assumptions

The pricing in the table above was established using the following assumptions:

a)	cable cost of $[***] per meter for the [***] assembly (including [***]% handling charge)

b)	cable cost of $[***] per meter for the [***] assembly (including [***]% handling charge)

c)	cable cost of $[***] per meter for the [***] assembly (including [***]% handling charge)

d)	Exchange rate of $[***] US Dollars per Euro

At the time of production release and on Jan 1 and July 1 of each calendar year thereafter the price of the trunk and drop cable assemblies will be adjusted in the event that the total amount of the cable cost (a-c) and exchange rate (d) cost changes to Phoenix Contact are greater than +/- 5% compared to the figures a) – d). Any changes either up or down that are less than that magnitude will be absorbed by Phoenix Contact.

The price of the AC Drop cable will be reduced based upon the volume commitment reductions as listed below (non accumulative)

[***] to [***] sets	[***]$
[***] to [***] sets	[***]$
[***] to [***] sets	[***]$
[***] sets or greater sets	[***]$

Phoenix Contact shall have the responsibility to select the cable vendor based upon drawing specifications. This selection will be made by Phoenix Contact with respect to price, product quality and delivery performance. Phoenix Contact shall inform ENPHASE of its vendor selection once determined, however ENPHASE shall have the right to reject such selection and replace it with a different vendor promptly in writing, due to better pricing and/or product quality.

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3. Delivery Terms

FCA Poland or Germany facility (Incoterms 2000).

4. Forecast and raw material liability

ENPHASE accepted purchase orders and forecast will constitute authorization for Phoenix Contact to procure inventory to manufacture the CONTRACTUAL PRODUCTS covered by such purchase orders and forecast based on the lead time of the raw materials required to build the CONTRACTUAL PRODUCTS. Phoenix Contact will not make purchases of NCNR (non-cancellable, non-returnable) raw material inventory in excess of 90 days in lead time without the express written consent of ENPHASE. This written consent may take the form of a blanket authorization for certain commodities or raw material for ease of management.

5. Delivery Performance

On time delivery shall be measured and reported to ENPHASE on a monthly basis as measured against the original commitment date provided to ENPHASE by Phoenix Contact. Orders shall be considered on time if they are shipped from one week earlier than the scheduled shipment date up to one day after the scheduled shipment date. On-time delivery shall be the sole responsibility of Phoenix Contact except in cases where ENPHASE has requested delivery inside of mutually agreed lead times. In this instance, Phoenix Contact shall make all reasonable efforts to support the mutually agreed delivery times. The target for on-time delivery of product shall be 95% on time. If Phoenix drops below this percentage for two months in a row or drops below 70% for one month, Phoenix Contact shall provide ENPHASE with a written corrective action plan. If, after 60 days from this written plan delivery performance has not improved to the target, Phoenix Contact shall be considered in material breach of the contract.

6. Payment terms

45 days net after date of invoice.

7. Currency

US dollar ($)

8. Exchange rate

Invoicing shall be in US dollars. The exchange rates of US dollars into Euros shall be recalculated every six months according the following procedure: The basis for calculation the exchange rates with the reference rate US dollar is formed by the average rate of the national currency in question during the past 6 months. The basis for this calculation shall be obtained from http://www.oanda.com/convert/classic.

9. Delivery Procedure

In case delivery (especially but not limited to orders and order confirmation) and payment shall be done for ENPHASE by a Flextronics Entity (this means company divisions), Flextronics entity shall be only acting as agent for ENPHASE. For the sake of clarification the individual Agreement shall only be concluded between Phoenix Contact and ENPHASE.

Phoenix Contact GmbH & Co. KG	Enphase Energy Inc.

Blomberg, 12.11.2010	Petaluma, 7 Dec 10

Helmut Friedrich	Paul Nahi
Vice President Head of Business Unit Device Connection Technology	CEO

Annex 7 Prototypes	Cooparation Agreement
AC Cabling System for Micro-Inverter

Prototypes

As mentioned in the Cooperation Agreement Article 2.5 PREPRODUCTION PROTOTYPE shall mean any Prototype that is listed on the Roadmap/schedule Annex 7. For the Sake of clarification PREPRODUCTION PROTOTYPES are not CONTRACTUAL PRODUCTS, so that especially the regulations of Quality Defects, Epidemic Failure and Limitation of Liability are not applicable.

As agreed in the Cooperation Agreement ENPHASE will receive the PREPRODUCTION PROTOTYPES for testing purposes only.

The PREPRODUCTION PROTOTYPES have the restrictions as described in Roadmap/schedule Annex 7.

The PREPRODUCTION PROTOTYPES are a pure laboratory version and thus a hardware that has only been partly tested and is provided to ENPHASE for test purposes only. The PREPRODUCTION PROTOTYPES and the documentation of parts thereof shall not be used in life operations, because Phoenix Contact cannot warrant a faultless operation. The included information does not absolve ENPHASE from their own responsibility of checking the suitability in each individual case, and may not be used untested nor be generalized.

ONLY IN CASE OF WILFUL ACT PHOENIX CONTACT IS LIABLE FOR DEFECTS; BUT NOT FOR CONSEQUENCES OF DEFECTS OR MALFUNCTION OR ANY DAMAGES CAUSED BY ENPHASE OR A THIRD PARTY BY USING OR DISTRIBUTING THE PREPRODUCTION PROTOTYPES. IN NO CASE SHALL PHOENIX CONTACT BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, PUNITIVE, INDIRECT, OR SPECIAL DAMAGES OR LIABILITIES OF ANY KIND INVOLVING CLAIMS THAT WERE CAUSED BY THE USE OR THE IMPOSSIBILITY OF USE OF THE PREPRODUCTION PTOTOTYPES, INCLUDING BUT NOT LIMITED TO BUSINESS INTERRUPTION, LOST PROFITS, LOSS OF USE, LOSS OF OPPORTUNITIES OR LOSS OF DATA, UNDER ANY THEORY OF LIABILITY AND EVEN IF SUCH PARTY WERE ADVISED OF THE LIKELIHOOD OF SUCH DAMAGES OR LIABILITIES.

ENPHASE agrees to use the provided hardware at its own risk and not in safety-related areas and/or for safety function purpose.

Circulation of the provided PREPRODUCTION PROTOTYPES and documentation as a whole, in excerpts or as copy to a third party and the export to other countries is forbidden. In case of infringement of the above obligations ENPHASE has the obligation to indemnify Phoenix Contact completely upon first request especially for any claims of a third party resulting from the operation of the PREPRODUCTION PROTOTYPES.

ENPHASE agrees to return all “Sample B” PREPRODUCTION PROTOTYPES if requested by Phoenix Contact. Should this occur Phoenix Contact will exchange those PREPRODUCTION PROTOTYPES with series products at no cost for ENPHASE.

For this Agreement, the laws of Switzerland shall apply exclusively. The provisions of the Vienna UN Convention for Contracts on International Sale of Goods of 11 April 1980 (UN Purchase Law) are excluded.

All disputes arising from or in connection with this Agreement, including all questions regarding its creation, its validity and its termination, shall be finally decided according to the rules of arbitration of the International Chamber of Commerce (ICC) by three (3) arbitrators pursuant to the mediation and arbitration body of the ICC. Each party shall appoint an

30.07.2010	1/4

Annex 7 Prototypes	Cooparation Agreement
AC Cabling System for Micro-Inverter

arbitrator for confirmation at the organisation in charge according to the applicable rules (appointment authority). The two appointed arbitrators shall ap-point the third arbitrator within 30 days. In the event the two arbitrators cannot agree on a third arbitrator within this period, the organisation shall appoint him. If several defendants are involved in the legal dispute, the appointment of an arbitrator through the defendants has to be coordinated among the defendants. In the event the defendants cannot agree on such a common appointment within the period determined by the organisation, the legal proceedings against them shall be separated. The place of jurisdiction shall be Harrisburg, Pennsylvania, USA. Court language shall be English.

Enphase Requestlist Rev.11 for Prototypes

30.07.2010	2/4

Annex 7 Prototypes	Cooparation Agreement
AC Cabling System for Micro-Inverter

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

30.07.2010	3/4

Annex 7 Prototypes	Cooparation Agreement
AC Cabling System for Micro-Inverter

Descriptions of “Model A” (Functional Prototypes non-IP 67)

Functionality is ensured, safety of parts is tested and specifications requirements are not completely implemented.

-	Intended use: EE marketing activities, internal analysis and testing

-	Each Sample tested for electrical properties by PxC test laboratory (tested for continuity and rated current / voltage)

-	No IP 67 protection

-	Single parts are produced from soft tools

-	Components are produced largely with production grade materials

-	Color of connector housing is black

-	Label on splice box and drop connector not usable for outdoor

-	No compliance with the drawing tolerances, surface deviations possible (shrink and knock out marks)

-	Trunkcable and Dropcable are potted but not tested to cable pull requirements.

-	Soldering of conductores on leadframe

-	Contacts tin plated

-	Mating of connectors possible

-	Drop cable without inverter interface grommet

-	Drop cable ends are tinned flying leads.

-	Five conductor trunkcable used for both 208 V and 240 V cables

-	Trunk cable ends to be blunt cut

-	Handtool produced by SLA

-	Cables and parts will be shipped in standard boxes without instructions

-	Marked with “Model A” and manufacture date on each label.

Descriptions of “Model B” (Functional Prototypes)

Functionality is ensured, safety of parts is tested and specifications requirements should be complete implemented.

-	Intended use: for preliminary CSA submission

-	Prototypes will not be fully tested per CSA testplan and without guarantee to meet the CSA-requirements from PxC.

-	Note: fully tested prototypes require additional [***] weeks of test time

-	IP 67 protection

-	Components are produced from soft tools and include no time for tool optimizing. Technical problems in parts will be removed from PxC quickly.

-	Components are produced largely with production grade materials

-	Color of connector housing is black

-	Label on splice box and drop connector usable for outdoor.

-	No compliance with the drawing tolerances, surface deviations possible (shrink and knock out marks)

-	Welding of conductors on leadframe possible.

-	Mating of connectors possible

-	Drop cable includes inverter interface grommet and wire organizer when EE design freeze is in CW32

-	Five conductor trunkcable used for both 208 V and 240 V cables

-	Trunk cable ends to be blunt cut

-	Handtool produced by SLA

-	Cables and parts will be shipped in standard boxes without instructions

-	Marked with “Model B” and manufacture date on each label

Phoenix Contact GmbH & Co. KG	Enphase Energy Inc.

Blomberg, 19.10.2010	Petaluma, 7 Dec 10

/s/ Helmut Friedrich	/s/ Paul Nahi
Helmut Friedrich Vice President Head of Business Unit Device Connection Technology	Paul Nahi CEO

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

30.07.2010	4/4

Annex 8 Definition acc to Article 6

Overall Wiring Concept:

A flexible amount of wires

Multiple connection points on the wire-set with a free choice of positions and amounts of connection points.

Trunk and Drop wiring design:

[***]

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Annex 8 Definition acc to Article 6

Design Connector Interface in Combination with the Latching System:

[***]

The locking of the Trunk and Drop Connector system is achieved through two external Latching Pins on the Drop Connector and two Locking Springs assembled inside the Splice Box. When the Drop Connector is fully mated to the Splice Box, the Locking Springs snap close over ledge features on the two latching pins, securing the Drop Connector in the proper mated position.

Phoenix Contact GmbH & Co. KG	Enphase Energy Inc.

Blomberg, 19.10.2010	Petaluma, 7 Dec 10

Helmut Friedrich	Paul Nahi
Vice President Head of Business Unit Device Connection Technology	CEO

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

AMENDMENT NO. 1

TO

COOPERATION AGREEMENT

THIS AMENDMENT NO. 1 TO COOPERATION AGREEMENT (this “Amendment”) is entered into this first day of October 2011 by and between Enphase Energy, Inc., a Delaware corporation (“Enphase”) and Phoenix Contact GmbH & Co. KG and Phoenix Contact USA, Inc., (collectively “Phoenix Contact”). Capitalized terms used herein without definition shall have the same meanings given them in the Cooperation Agreement (as defined below).

RECITALS

A. Enphase and Phoenix Contact have entered into that certain Cooperation Agreement dated as of December 7, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Cooperation Agreement”).

B. Enphase and Phoenix Contact have agreed to amend the Cooperation Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.	AMENDMENTS.

1.1 Section 8.3 of the Cooperation Agreement is hereby amended by amending and restating Section 8.3 in its entirety as follows:

“The prices for the CONTRACTUAL PRODUCTS as well as the delivery conditions are defined in Annex 6. Price changes shall be according to the provisions in Annex 6. The CONTRACTUAL PARTIES agree on a minimum purchase quantity of [***] and [***] splice boxes during 7 years with beginning on April 1, 2011. If the minimum purchase quantity is not purchased by ENPHASE within such time, then Phoenix Contact shall be entitled to claim for the following remuneration not purchased:

-For the [***] units (connector and splice box): [***] United States [***] (US $[***]), if not purchased during (four) 4 years with beginning on April 1, 2011.

-For the [***] units (connector and splice box): [***] United States [***] (US $[***]), if not purchased during the further three (3) years after ending the first four (4) years with beginning on April 1, 2011.

ENPHASE shall inform Phoenix Contact promptly of its intent to cease purchasing under this Agreement. In such case, ENPHASE shall additionally purchase finished or semi-finished CONTRACTUAL PRODUCTS and raw material to use up any raw material purchased for ENPAHASE CONTRACTUAL PRODUCTS. This shall not exceed six (6)

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months of forecasted quantities, if not otherwise agreed between the CONTRACTUAL parties.”

1.2 Annex 6 of the Cooperation Agreement is hereby replaced in its entirety with Annex 6 attached hereto.

2. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Cooperation Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which the parties may now have or may have in the future under or in connection with the Cooperation Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Cooperation Agreement shall continue in full force and effect.

3. COUNTERPARTS. This Amendment may be signed originally.

4. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto except the Cooperation Agreement and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment.

[Remainder of page intentionally left blank; signature page follows]

2

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

ENPHASE ENERGY, INC. By: Name: Title:

PHOENIX CONTACT GMBH & CO. KG By: Name: Title:	PHOENIX CONTACT USA, INC. By: Name: Title:

[Signature Page to Amendment No. 1 to Cooperation Agreement]

Annex 6 Products, Pricing and Delivery Conditions

1. CONTRACTUAL PRODUCTS and Pricing

The following prices will be used to determine cable assembly prices. All prices do not include packaging or shipping costs and are EXW prices (Incoterms 2010).

a) Cable Connector and Splice Box (NA version)	Photo	Price

Drop Cable Connector with Grommet and wire organizer		$[***]

Four-conductor Drop Cable AWG 18/4		$[***] /meter

Splice Box for Four-Conductor Cable; without cable		$[***] $[***] *[2]

Splice Box for Five-Conductor Cable; without cable		$[***] $[***] *[2]

Four-conductor Trunk Cable AWG 12/4		$[***] /meter

Five-Conductor Trunk Cable AWG 12/5		$[***] /meter

Temporary / shipping cap for splice box. This will be applied to all splice boxes. biodegradable cap		$[***]

b) Cable Connector and Splice Box (EU version)	Photo	Price

Drop Cable Connector with Grommet and wire organizer (with CM: label)		$[***] ($ [***])

Three-conductor Drop Cable 3 × 1mm2		$[***]

Splice Box for Three-Conductor Cable; without cable		$[***] $ [***] *[2]

Splice Box for Five-Conductor Cable; without cable		tbd*

Three-conductor Trunk Cable 3 × 2,5 mm2		$[***]

Five-Conductor Trunk Cable 5 × 2,5 mm2		tbd*

Temporary / shipping cap for splice box. This will be applied to all splice boxes. a) biodegradable cap		$[***]

*	Prices for the Five-Conductor version will be quoted after the lab approval.
*[2]	Price is valid from 01.01.2012

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c) Accessory*	Photo
5 Pole Cable Terminator		0- 400.000 pcs.	400.001- 800.000 pcs.	800.001- 1.200.000 pcs.	1.200.001- 1.600.000 pcs.
		$[***]	-$[***]	-$[***]	-$[***]

5 Pole Splice Kit for Trunk Cable		0- 220.000 pcs.	220.001- 440.000 pcs.	440.001- 660.000 pcs.	660.001- 880.000 pcs.
		$ [***]	- $ [***]	- $ [***]	- $ [***]

Disconnect Tool / Handtool colour code 4004 (EE orange)		0- 200.000 pcs.	200.001- 400.000 pcs.	400.001- 600.000 pcs.	600.001- 800.000 pcs.
		$ [***]	- $ [***]	- $ [***]	- $ [***]

IP67 Sealing Cap for Trunk Cable Splice Boxes		0- 200.000 pcs.	200.001- 400.000 pcs.	400.001- 600.000 pcs.	600.001- 800.000 pcs.
		$[***]	- $ [***]	- $ [***]	-$[***]

* All price reductions are not accumulative.

The number of pcs. of accessories includes the different versions of the splice box (N.A. and EU version) incl. related cables.

ENPHASE is obligated to buy all accessories for the installation of the CONTRACTUAL PRODUCTS from Phoenix Contact. This liability will cease as soon as the relevant specified minimum purchase quantities as listed below has been reached or surpassed

5 Pole Cable Terminator	1,600,000 pcs.
5 Pole Splice Kit for Trunk Cable	880,000 pcs.
Disconnect Tool / Handtool	800,000 pcs.
IP67 Sealing Cap for Trunk Cable Splice Boxes	800,000 pcs.

d) Sample cable assembly calculations:

North America:

Trunk cable AWG 12/4 or AWG 12/5 with n splice boxes (total eff. cable length = n x L)

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Cable	No. of Splice boxes	eff. cable length L [m]	total eff. cable length [m]	Cable price per m		price Splice box		Price shipping cap		total price Trunk cable
AWG 12/4	[***]	[***]	[***]	$	[***]	$	[***]	$	[***]	$	[***]
AWG 12/5	[***]	[***]	[***]	$	[***]	$	[***]	$	[***]	$	[***]

Europe:

Trunk cable 3 × 2,5 mm2 or 5 × 2,5 mm2 with n splice boxes (total eff. cable length = n × L)

Cable	No. of Splice boxes	eff. cable length L [m]	total eff. cable length [m]	Cable price per m		price Splice box		Price shipping cap		total price Trunk cable
3 × 2,5 mm2	[***]	[***]	[***]	$	[***]	$	[***]	$	[***]	$	[***]

2. Pricing Assumptions

The pricing in the table above was established using the following assumptions:

North America:

a)	cable cost of $[***] per meter for the [***] assembly (including [***]% handling charge)

b)	cable cost of $[***] per meter for the [***] assembly (including [***]% handling charge)

c)	cable cost of $[***] per meter for the [***] assembly (including [***]% handling charge)

d)	Exchange rate of $[***] US Dollars per Euro

Europe:

a)	cable cost of $[***] per meter for the [***] assembly (including [***]% handling charge)

b)	cable cost of $ tbd per meter for the [***] assembly (including [***]% handling charge)

c)	cable cost of $[***] per meter for the [***] assembly (including [***]% handling charge)

d)	Exchange rate of $[***] US Dollars per Euro

At the time of production release, on October 1 2011 and on Jan 1 and July 1 of each calendar year thereafter the price of the trunk and drop cable assemblies will be adjusted in the event that the total amount of the cable cost (a-c) or exchange rate (d) cost changes to Phoenix Contact are greater than

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+/- 5% each compared to the figures a) – d). Any changes either up or down that are less than that magnitude will be absorbed by Phoenix Contact. The baseline for every recalculation shall be the price of the new agreed pricing as above mentioned (rev. of Annex 6)

The calculation of the exact price-change for cables according to article 2, Annex 6, and according to the exchange rate according to Article 8, Annex 6, shall be carried out within one month after the 1st of January or the 1st of July of each calendar year. The calculated cost changes shall be valid onwards 1st of February or 1st of August of each calendar year.

The price of the AC Drop cable will be reduced based upon the volume commitment reductions as listed below (non accumulative)

[***] to [***] sets	[	***] $
[***] to [***] sets	[	***] $
[***] or greater sets	[	***] $

At this point in time production of the splice box incl. related cable is based on the [***] available production-lines with a capacity of [***] Mio pcs, per year ([***] days/week, [***] shifts, [***]% availability) and the proposed [***] line with a capacity of [***] pcs./year ([***] days/week, [***] shifts, [***]% availability). Phoenix Contact shall have the responsibility to produce at these rates as calculated on a monthly aggregate basis without charging Enphase overtime. This shall only apply for series production and for example not for ramp-up and test phases.

Phoenix Contact and Enphase Energy shall have the responsibility to select the cable vendor based upon drawing specifications. This selection will be made jointly by Phoenix Contact and Enphase Energy with respect to price, product quality and delivery performance. Phoenix Contact shall inform ENPHASE of its vendor selection once determined, however ENPHASE shall have the right to reject such selection and replace it with a different vendor promptly in writing, due to better pricing and/or product quality.

3. Delivery Terms

The delivery terms shall be part of a separate logistic agreement.

4. Forecast and raw material liability

ENPHASE will be obligated to send Phoenix Contact a forecast at each end-of-quarter for the following half-year. If this forecast will not be transferred or will not be transferred in due time, the average value of the elapsed half-year functions as forecast.

ENPHASE accepted purchase orders and forecast will constitute authorization for Phoenix Contact to procure inventory to manufacture the CONTRACTUAL PRODUCTS covered by such purchase orders and forecast based on the lead time of the raw materials required to build the CONTRACTUAL PRODUCTS. Phoenix Contact will not make purchases of NCNR (non-cancellable, non-returnable) raw material inventory in excess of 180 days in lead time without

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the express written consent of ENPHASE. This written consent may take the form of a blanket authorization for certain commodities or raw material for ease of management.

5. Delivery Performance

On time delivery shall be measured and reported to ENPHASE on a monthly basis as measured against the original commitment date provided to ENPHASE by Phoenix Contact. Orders shall be considered on time if they are shipped from one week earlier than the scheduled shipment date up to one day after the scheduled shipment date. On-time delivery shall be the sole responsibility of Phoenix Contact except in cases where ENPHASE has requested delivery inside of mutually agreed lead times. In this instance, Phoenix Contact shall make all reasonable efforts to support the mutually agreed delivery times. The target for on-time delivery of product shall be 95% on time. If Phoenix drops below this percentage for two months in a row or drops below 70% for one month, Phoenix Contact shall provide ENPHASE with a written corrective action plan. If, after 60 days from this written plan delivery performance has not improved to the target, Phoenix Contact shall be considered in material breach of the contract.

6. Payment terms

45 days net after date of invoice.

7. Currency

US dollar ($)

8. Exchange rate

Invoicing shall be in US dollars. The exchange rates of US dollars into Euros shall be recalculated every six months according the following procedure: The basis for calculation the exchange rates with the reference rate US dollar is formed by the average rate of the national currency in question during the past 6 months. The basis for this calculation shall be obtained from http://www.oanda.com/convert/classic.

9. Delivery Procedure

In case delivery (especially but not limited to orders and order confirmation) and payment shall be done for ENPHASE by a Flextronics Entity (this means company divisions), Flextronics entity shall be only acting as agent for ENPHASE. For the sake of clarification the individual Agreement shall only be concluded between Phoenix Contact and ENPHASE.

10. Responsible persons

Responsible persons regarding modifications on Annex 6 are:

a)   ENPHASE:                              tbd

b)   Phoenix Contact:                     Volker Koppert

                            vkoppert@phoenixcontact.com

                             +49 5235 3-32500

11. Payment excess hours, Saturday/Sunday work and bank holidays

Phoenix Contact agrees to work overtime on an as needed basis to fulfil the commitment of [***] pcs. per year on each standard machine. In case ENPHASE requests shorter delivery times as given capacities by Phoenix Contact in the order confirmation as or agreed before ordering by ENPHASE or sending the order confirmation by Phoenix Contact, Phoenix Contact shall provide an offer about the costs for labour for excess hours, Saturday and Sunday work and bank holidays. After confirmation of the offer by ENPHASE, Phoenix Contact shall begin with the work to reach the requested delivery times.

12. Extension of production

All figures mentioned in Annex 6 are based on a production capacity of [***] splice boxes incl. cables in one year ([***] days, [***] shifts production time, [***]% availability). For further extension of the production capacity the minimum purchase quantities according Article 1c and the AMENDMENT NO. 1 TO COOPERATION AGREEMENT section 1.1 shall be increased proportional to the production capacity at the time of extension.

14. Advanced payment

Enphase has to pay Phoenix Contact $[***] USD in the first week of January 2012. This payment shall be considered a pre-payment for splice boxes purchased hereunder, with $[***] of such pre-payment being applied for each splice box purchased after 1/1/2012 until such time as [***] splice boxes have been purchased.

In the event that Enphase ceases purchasing product from Phoenix Contact before such [***] units have been purchased, Phoenix Contact shall return to Enphase any amount of such pre-payment not yet applied, provided that Phoenix Contact shall be entitled to any applicable remuneration as provided in Section 8.3.

Phoenix Contact GmbH & Co. KG	Enphase Energy Inc.

Blomberg, 20.12.2011	Petaluma,

/s/ Helmut Friedrich	/s/ Paul Nahi
Helmut Friedrich	Paul Nahi
Senior Vice President	CEO
Device Connectors

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